UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2005

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive offices)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2005, The Pantry, Inc. (the “Company”) issued a press release announcing preliminary results for the three month and nine month periods ended June 30, 2005 and announcing that it would restate certain financial statements for sale-leaseback transactions. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report, including the press release appearing in Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 2.02 of this report shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 26, 2005, after extensive consultation with its independent registered public accountants, Deloitte & Touche, L.L.P., the Company’s Board of Directors concluded to restate its audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2004 (fiscal 2000 – 2004), and its unaudited interim period results included in its Quarterly Reports on Form 10-Q for the periods ended December 30, 2004 and March 31, 2005 (the “Restatement”) to correct the recording of certain sale-leaseback transactions entered into by the Company.

The Restatement is the result of the determination by the Company in consultation with its independent registered public accountants that such transactions must be accounted for as financing transactions rather than sale-leaseback transactions. The Restatement recharacterizes the transactions as financing transactions, with the assets and related financing obligation carried on the balance sheet. As a result, approximately $177 million in additional debt will be recorded as of June 30, 2005, with a similar increase in assets. While the Company is in compliance with all of the financial ratio covenants of the loan agreement under its credit facilities, the increase in debt will put it in default because of provisions that limit the Company’s ability to incur additional indebtedness. The Company currently is in the process of obtaining an amendment to the loan agreement. Based on its discussions with lenders, the Company expects to enter into an amendment in the first half of August that would put it in compliance with the agreement and obtain any necessary waivers. The Company also is taking steps to address the impact of the Restatement on other financing arrangements where there may be a breach and anticipates no material consequences arising from them.

The expected annual impact of the Restatements on the Company’s previously reported diluted earnings per share for fiscal years 1999 (the earliest year affected by the restatement) to 2003 ranges from approximately $0.01 to $0.03. The Company expects the Restatement to reduce fiscal 2004 net income and diluted earnings per share by $1.7 million and $0.08, respectively. For the first nine months of fiscal 2005, the impact is partially offset by reversing certain straight-line rent charges recorded earlier in the year, resulting in a decrease in net income of approximately $400,000, or $0.02 per share.

During the third fiscal quarter, the Company’s independent registered public accountants advised management that they were reviewing the accounting the Company had previously applied to sale-leaseback transactions – which the registered public accountants had previously considered in their periodic audits and reviews. Certain technical issues were identified that had the potential to cause certain of these transactions to not qualify for sale-leaseback accounting treatment. One of these issues impacts almost all of the Company’s previously reported sale-leaseback transactions – whether the retention by the Company of ownership of underground fuel storage tanks represents a continuing involvement in the leased property that precludes treating these leases as operating leases pursuant to sale-leaseback accounting rules. Although generally accepted accounting principles on this topic are not clear, the Company has concluded at this time that a restatement is appropriate.

The Company had previously believed that its sale-leaseback accounting treatment was appropriate under Generally Accepted Accounting Principles (“GAAP”). The Company is unaware of any evidence that these Restatements are due to any intentional noncompliance with GAAP by the Company. However, after further review of various interpretations of these technical accounting matters and discussions with its independent registered public accountants, the Company has concluded that the Restatements were appropriate. Because the Restatement is not yet completed, the expected impact of the Restatement contained herein is preliminary and subject to a final review by management and the audit committee and the audit or review by our independent registered public accountants. While there can be no assurance, in light of the straightforward nature of the Restatement, the Company believes that these final reviews or audit will not result in any significant change to the preliminary impact contained herein.

The Company will amend its Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and its Quarterly Reports on Form 10-Q for the periods ended December 30, 2004 and March 31, 2005 as soon as practicable to reflect the Restatement. In the interim, investors should no longer rely on any of the financial statements currently on file with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and the related auditor’s report therein, or the unaudited financial statements for all interim periods referenced above.

Statements made by the Company in this Current Report relating to future plans, events, or financial performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation: the risk that we do not enter into the anticipated amendment with our lenders to cure the default created by the Restatement or obtain any necessary waivers of default from any of our financing sources; the risk that our ability to finance future transactions could be adversely affected; the risk that we do not amend our reports to reflect the Restatement within the cure period provided under our senior subordinated notes

(which would give rise to the holders’ right to accelerate our debt and declare it due); and the risk that the preliminary financial impact of the Restatement contained herein and the current preliminary results contained in the related press release will be different when the Restatement is finalized and reported. These and other risk factors are discussed in the Company’s Annual Report on Form 10-K, and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report are based on the Company’s estimates and plans as of July 28, 2005. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Document
99.1	Press Release dated July 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: July 28, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release dated July 28, 2005